CONTACT:	FOR IMMEDIATE RELEASE
Laura Hughes	July 26, 2019
Executive Vice President
Chief Marketing Officer
(563)589-2148
lhughes@htlf.com
BARRY ORR JOINS HEARTLAND FINANCIAL USA, INC. BOARD OF DIRECTORS

DUBUQUE, IA - July 26, 2019 - Heartland Financial USA, Inc. (“Heartland”) announced that Barry H. Orr has been elected to serve on its Board of Directors until Heartland’s annual meeting in 2022.

“Barry brings over three decades of banking leadership to the Heartland Board of Directors,” Lynn B. Fuller, Executive Operating Chairman, said. “He started his career working in a community bank while attending college in Lubbock. In 1992 he began a sole proprietorship in Texas that he eventually developed it into a full-service community banking franchise and mortgage operation, surpassing 1.2 Billion in Assets in its 25-year history. Barry oversees the operations of 8 banking centers, 8 mortgage offices, and 220 employees across West Texas.”

“Barry’s adept knowledge and expertise in commercial real estate lending, agriculture lending, mortgage services, full retail banking services, and mergers and acquisition, will bring a uniquely diverse aptitude to the leadership of the Heartland Board,” said Fuller.

Deeply involved in the community, Mr. Orr currently serves as Chairman of the Lubbock Economic Development Alliance. Mr. Orr is actively involved in The Lubbock Chamber of Commerce programs, United Way, Young Life, First United Methodist Church, New Legacy Home for Women, and the Lubbock Chapter of the American Diabetes Association. Barry has been influential in the cities’ long-term municipal improvement plan; having served as Chairman of the Lubbock Citizens Advisory Committee in 1984 and again in 2014.

Mr. Orr holds a bachelor’s degree in finance from Texas Tech University and is also a graduate of the ABA Stonier Graduate School of Banking.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of approximately $11.3 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, insurance, and consumer finance services to individuals and businesses. Heartland currently has 116 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

About FirstBank & Trust
FirstBank & Trust, a subsidiary of Heartland Financial USA, Inc., is an independent community bank serving Lubbock and its surrounding communities. Through its subsidiary, PrimeWest Mortgage Corporation, the bank also engages in mortgage lending in Lubbock and the South Plains. FirstBank & Trust’s strengths are in commercial and industrial lending, as well as residential construction and development lending. Serving over 15,000 retail relationships, FirstBank

& Trust provides banking services such as digital banking, a wide ATM network, instant-issue debit cards, and low-cost credit cards. Additionally, the bank offers an array of financial and wealth management services, such as money management, and retirement and education planning, as well as investment products including stocks, bonds, mutual funds, annuities, and insurance products. The company was founded in 1996 and is based in Lubbock, Texas. Additional information about FirstBank & Trust is available at www.firstbanktexas.com. FirstBank & Trust is a member of the FDIC and an Equal Housing Lender.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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